Exhibit 10.6
APTARGROUP, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
          AptarGroup, Inc., a Delaware corporation (the “Company”), hereby grants                      (the “Employee”) as of                     ,                      (the “Grant Date”), pursuant to Section 4(d) of the AptarGroup, Inc. 2004 Stock Awards Plan (the “Plan”), a restricted stock unit award (the “Award”) of                      restricted stock units, upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.
     1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Employee shall accept this Agreement by executing it in the space provided below and returning it to the Company.
     2. Restriction Period and Vesting. (a) The Award shall vest (i) with respect to                      restricted stock units subject to the Award on                                         ,                     , an additional                      restricted stock units subject to the Award on                     ,                     , and the remaining                      restricted stock units subject to the Award on                                         ,                     , or (ii) earlier pursuant to Section 2(c) or (e) hereof (the “Restriction Period”).
     (b) If the Employee’s employment by the Company terminates by reason of retirement, the Award shall continue to vest in accordance with Section 2(a)(i) or earlier pursuant to Section 2(e) hereof; provided, however, that if the Employee dies after such Employee’s termination of employment by reason of retirement, the portion of the Award, if any, which is not vested as of the date of death shall become fully vested as of the date of death. For purposes of this Agreement, “retirement” shall mean retirement either (i) at or after age 55 after a minimum of ten years of employment with the Company or (ii) at or after age 65. For purposes of this Section 2.2(b) only, employment with an entity or business acquired by the Company shall be deemed to be employment with the Company.
     (c) If the Employee’s employment by the Company terminates by reason of permanent disability or death, the Award shall become fully vested as of the effective date of the Employee’s separation from service or the date of death, as the case may be; provided, however, that in the case of the Employee’s separation from service by reason of permanent disability, the delivery of shares of Stock by reason of the Award becoming fully vested shall be delayed for a period of six months to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). For purposes of this Agreement, “permanent disability” shall mean the inability of the Employee to substantially perform his or her duties for a continuous period of at least six months as determined by the Committee.
     (d) If the Employee’s employment by the Company terminates for any reason other than retirement, permanent disability or death, the portion of the Award, if any, which is not vested as of the effective date of the Employee’s termination of employment shall be forfeited and cancelled by the Company.

     (e) (1) In the event of a Change in Control (as defined in Appendix A), the Award shall immediately vest in full, except as otherwise provided in the last sentence of Section 2(e)(2) hereof.
          (2) In the event of a Change in Control pursuant to paragraph (3) or (4) of Appendix A, the Board of Directors (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements):
(i)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares (as defined in Section 3) issuable pursuant to the Award, as determined by the Board of Directors; and/or

(ii)	require the Award, in whole or in part, to be surrendered to the Company by the Employee and to be immediately cancelled by the Company, and provide for the Employee to receive a cash payment in an amount not less than the amount determined by multiplying the number of restricted stock units subject to the Award immediately prior to such cancellation (but after giving effect to any adjustment pursuant to Section 5(c) of the Plan in respect of any transaction that gives rise to such Change in Control), by the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place.
Notwithstanding the foregoing provisions of Sections 2(e)(1) and 2(e)(2), in the event that (A) the Award constitutes the payment of nonqualified deferred compensation within the meaning of Section 409A of the Code and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Award shall not immediately vest upon such Change in Control, but instead shall vest and be payable in the shares of stock substituted, as determined by the Board of Directors pursuant to Section 2(e)(2)(i) hereof, for the Shares issuable pursuant to the Award, or the Award shall vest and be payable in cash, as determined by the Board of Directors pursuant to Section 2(e)(2)(ii) hereof, in either case in accordance with the vesting schedule set forth in clause (i) of Section 2(a) hereof, regardless of whether the Employee continues to be employed by the Company, or earlier pursuant to Section 2(c) hereof.
          (3) The Company may, but is not required to, cooperate with the Employee if the Employee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assure that any cash payment or substitution in accordance with the foregoing to the Employee is made in compliance with Section 16 and the rules and regulations thereunder.
     3. Conversion of Restricted Stock Units and Issuance of Shares. Upon the vesting of all or any portion of the Award in accordance with Section 2 hereof, one share of the Company’s Common Stock, $0.01 par value, shall be issuable for each restricted stock unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Employee upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued under this Agreement.

     4. Rights as a Stockholder. The Employee shall not be entitled to any privileges of ownership (including any voting rights or rights with respect to dividends paid on the Common Stock) with respect to any of the Shares issuable under the Award unless and until, and only to the extent, the Award is settled by the issuance of such Shares to the Employee.
     5. Termination of Award. In the event that the Employee shall forfeit all or a portion of the restricted stock units subject to the Award, the Employee shall promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective regardless of whether the Employee returns this Agreement.
     6. Additional Terms and Conditions of Award.
     6.1 Nontransferability of Award. During the Restriction Period, the restricted stock units subject to the Award and not then vested may not be transferred by the Employee other than by will, the laws of descent and distribution or pursuant to Section 5(f) of the Plan on a beneficiary designation form approved by the Company. Except as permitted by the foregoing, during the Restriction Period, the restricted stock units subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of such shares shall be null and void.
     6.2 Withholding Taxes. As a condition precedent to the delivery to the Employee of any of the Shares subject to the Award, the Employee shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Employee to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.
     6.3 Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting of the restricted stock units or the delivery of the Shares hereunder, the Shares subject to the Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
     6.4 Delivery of Certificates. Subject to Section 6.2, as soon as practicable after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Employee’s name (or such other name as is acceptable to the Company and designated in writing by the Employee) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.2.

     6.5 Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any Affiliate of the Company.
     6.6 Decisions of Board or Committee. The Board of Directors of the Company or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
     6.7 Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Common Stock, the full number of unvested restricted stock units subject to the Award from time to time.
     6.8 Agreement Subject to the Plan; Section 409A of the Code. This Agreement is subject to the provisions of the Plan (including the adjustment provision set forth in Section 5(c) thereof) and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan. This Agreement shall be interpreted and construed in a manner that avoids the imposition of taxes and other penalties under Section 409A of the Code. The Company reserves the right to amend this Agreement to the extent it determines in its sole discretion such amendment is necessary or appropriate to comply with applicable law, including but not limited to Section 409A of the Code. Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee due to any failure to comply with Section 409A of the Code.
     7. Miscellaneous Provisions.
     7.1 Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture and all rights hereunder shall be deemed to be vested. As used herein, employment by the Company shall include employment by an Affiliate of the Company.
     7.2 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement or the Plan.
     7.3 Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) actual delivery to the party entitled thereto, (b) mailing to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested or (c) telecopy with confirmation of receipt. The notice, request or other communication shall be deemed to be received, in the case of actual delivery, on the date of its actual receipt by the party entitled thereto, in the case of mailing, on the tenth calendar day following the date of such mailing, and in the case of telecopy, on the date of confirmation of receipt; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     7.4 Governing Law. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.
     7.5 Reports Filed with the Securities and Exchange Commission. The Company files periodic and current reports and proxy statements with the Securities and Exchange Commission (“SEC”). These documents are available, free of charge, on the website of the SEC (www.sec.gov) and on the Company’s website (www.aptargroup.com, under Investor Relations/ “Annual Report & Proxy” and “SEC Filings”), as soon as reasonably practicable after the material is filed with, or furnished to, the SEC. Any of these documents are available to the Director in paper format, without charge, upon written or oral request to the Company’s Investor Relations Department located at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois, 60014, U.S.A., phone number 1-815-477-0424.
     7.6 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

APTARGROUP, INC.

By:	Peter Pfeiffer
President and Chief Executive Officer
Accepted this                                          day of
                                        , 20

Employee

Appendix A
to AptarGroup, Inc.
Restricted Stock Unit Award
Agreement for Employees
For purposes of this Agreement “Change in Control” shall mean:
          (1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
          (2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;
          (3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or
     (4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

Appendix A
to AptarGroup, Inc.
Restricted Stock Unit Award
Agreement for Employees
APTARGROUP, INC.
2004 Stock Awards Plan
BENEFICIARY DESIGNATION FORM
          You may designate a primary beneficiary and a secondary beneficiary. You can name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiaries survive you. All primary beneficiaries will share equally unless you indicate otherwise. The same rule applies for secondary beneficiaries.
Designate Your Beneficiary(ies):

Primary Beneficiary(ies):

Secondary Beneficiary(ies):

          I certify that my designation of beneficiary set forth above is my free act and deed.

Name of Employee	Employee’s Signature
(Please Print)

Date